As filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 33-47655

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of Virginia	62-1051971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)

CSX Corporation Stock Plan for Directors

(Full Title of the Plan)

Ellen M. Fitzsimmons, Esq.

Executive Vice President – Law and Public Affairs,

General Counsel and Corporate Secretary

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

(Name and Address of Agent for Service)

904-359-3200

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Richard D. Truesdell, Jr., Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

i

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-8, Registration No. 33-47655 (the “Registration Statement”), under the Securities Act of 1933, as amended, CSX Corporation (the “Corporation”) registered shares of the Corporation’s common stock, par value $1.00 per share (the “Common Stock”) (including the related rights (the “Rights”) to purchase Preferred Stock of the Corporation), as well as an indeterminate number of interests (the “Plan Interests” and, together with the Common Stock and the Rights, the “Securities”) issuable to directors of the Corporation under the CSX Corporation Stock Plan for Directors (the “Plan”).

The Plan has terminated. Accordingly, all of the Securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statement identified above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 17, 2013.

CSX CORPORATION

Date: December 17, 2013	By:	/s/ Ellen M. Fitzsimmons
Name: Ellen M. Fitzsimmons
Title: Executive Vice President — Law & Public Affairs, General Counsel and Corporate Secretary
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on December 17, 2013.

Signature	Title

*	Chairman of the Board, President, Chief Executive Officer and Director
Michael J. Ward	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer
Fredrik J. Eliasson	(Principal Financial Officer)

*	Vice President and Controller
Carolyn T. Sizemore	(Principal Accounting Officer)

*	Director
Donna M. Alvarado

*	Director
John B. Breaux

*	Director
Pamela L. Carter

*	Director
Steven T. Halverson

*	Director
Edward J. Kelly, III

*	Director
Gilbert H. Lamphere

*	Director
John D. McPherson

*	Director
Timothy T. O’Toole

2

*	Director
David M. Ratcliffe

*	Director
Donald J. Shepard

*	Director
J.C. Watts, Jr.

*	Director
J. Steven Whisler

*By:	/s/ Ellen M. Fitzsimmons
Attorney-in-fact

3

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 17, 2013.

CSX CORPORATION STOCK PLAN FOR DIRECTORS

By: CSX CORPORATION, AS PLAN SPONSOR

Date: December 17, 2013	By:	/s/ Ellen M. Fitzsimmons
Name: Ellen M. Fitzsimmons
Title: Executive Vice President — Law & Public Affairs, General Counsel and Corporate Secretary

INDEX OF EXHIBITS

24.1	Powers of Attorney (filed herewith)